QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.9

        BILL BARRETT CORPORATION

as Issuer,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

Form of
Indenture

Dated as of

Subordinated Debt Securities

CROSS-REFERENCE TABLE

TIA SECTION	INDENTURE SECTION
310 (a)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	5.01
(b)	5.02
(c)	5.02
313 (a)	5.03
(b)	5.03
(c)	12.03
(d)	5.03
314 (a)	4.05 & 4.06
(b)	N.A.
(c)(1)	12.05
(c)(2)	12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	4.07
315 (a)	7.01(b	)
(b)	6.07 & 12.03
(c)	7.01
(d)	7.01
(e)	6.08
316 (a) (last sentence)	1.01
(a)(1)	6.06
(a)(2)	9.01(d	)
(b)	6.04
(c)	5.04
317 (a)(1)	6.02
(a)(2)	6.02
(b)	4.04
318 (a)	12.07

N.A. means Not Applicable
NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

i

v

        INDENTURE dated as of            , between Bill Barrett Corporation, a Delaware corporation (the "Company") and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the "Trustee").

RECITALS

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated unsecured debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the "Debt Securities"), to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

        All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

        This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

        That in order to declare the terms and conditions upon which the Debt Securities are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Debt Securities by the holders thereof, the Company and the Trustee covenant and agree with each other, for the benefit of the respective Holders from time to time of the Debt Securities or any series thereof, as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.01    Definitions.    The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, any Company Order, any Board Resolution, and any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the TIA and in said Securities Act as in force at the date of the execution of this instrument.

        "Affiliate" of any specified Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The Trustee may request and may conclusively rely upon an Officers' Certificate to determine whether any Person is an Affiliate of any specified Person.

        "Agent" means any Registrar or paying agent.

        "Attributable Indebtedness", when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease can be extended).

        "Authorized Newspaper" means a newspaper in an official language of the place of publication or in the English language, customarily published at least once a day, and customarily published for at least five days in each calendar week whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in such city or cities specified pursuant to Section 2.05 with respect to the Debt Securities of any series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

        "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Bank Indebtedness" means any and all amounts payable under or in respect of any note, loan or credit agreement with a banking institution, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Board of Directors" means, when used with reference to the Company, either the board of directors of the Company or any authorized committee of such board of directors of the Company.

        "Board Resolution" means a copy of one or more resolutions, certified by the Secretary or an assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification delivered to the Trustee.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Stock" of any Person means and includes any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

        "Capitalized Lease Obligation" of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Common Equity" of any Person means and includes all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

        "Company Request" and "Company Order" means, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Consolidated Net Tangible Assets" means, for the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, the aggregate amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) that would be included on a balance sheet after deducting therefrom (a) all liability items except deferred income taxes, commercial paper, short term bank indebtedness, Funded Indebtedness, other long-term liabilities and shareholders' equity and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

        "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

        "Custodian" means any receiver, trustee, assignee, liquidation or similar official under any Bankruptcy Law.

        "Debt Security" or "Debt Securities" has the meaning stated in the first recital of this Indenture and more particularly means any debt security or debt securities, as the case may be of any series authenticated and delivered under this Indenture.

        "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

        "Depositary" means, unless otherwise specified by the Company pursuant to either Section 2.05 or 2.16, with respect to Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, another clearing agency or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

        "Designated Senior Indebtedness" means any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture and has been designated as "Designated Senior Indebtedness" for purposes of this Indenture in an Officers' Certificate received by the Trustee.

        "Dollar" or "$" means a dollar or other equivalent unit of legal tender as at the time for payment of public or private debts in the United States.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

        "Floating Rate Security" means a Debt Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 2.06.

        "Funded Indebtedness" means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date on which the Debt Securities of the applicable series are issued.

        "Global Security" means with respect to any series of Debt Securities issued hereunder, a Debt Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and any Indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officers' Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due and interest rate or method of determining interest.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Currency Hedge Obligations, Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts.

        "Holder," "Holder of Debt Securities" means a Person in whose name a Debt Security is registered in the Debt Security Register.

        "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee, and (viii) all Hedging Obligations of such Person.

        "Indenture" means this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented and shall include the form and terms of particular series of Debt Securities as contemplated hereunder, whether or not a supplemental Indenture is entered into with respect thereto.

        "Interest" (i) when used with respect to any Original Issue Discount Security which by its terms bears interest only after Stated Maturity, means interest payable after maturity (whether at Stated Maturity, upon acceleration or redemption or otherwise) or after the date, if any, on which the Company becomes obligated to acquire a Debt Security, whether by purchase or otherwise; and (ii) when used with respect to any Debt Security, means the amount of all interest accruing on such Debt Security, including any default interest and any interest accruing after any Event of Default that would have accrued but for the occurrence of such Event of Default, whether or not a claim for such interest would be otherwise allowable under applicable law.

        "Interest Rate Hedging Agreements" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

        "Legal Holiday" means a Saturday, Sunday or a day on which banking institutions in the Place of Payment are not authorized or obligated to be open.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including, without limitation, any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Indenture, the Company or any Restricted Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation (other than any Capitalized Lease Obligation relating to any building, structure, equipment or other property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries) or other title retention agreement relating to such asset the right of set-off, whether by operation of law or by contract, does not constitute a Lien unless there is a related obligation to maintain a deposit of cash or other assets in respect of which such right of set-off may be exercised.

        "Net Proceeds" means, with respect to any Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary, the aggregate net proceeds received by the Company or such Restricted Subsidiary from such Sale/Leaseback Transaction after payment of expenses, taxes, commissions and similar amounts incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt, as determined by the Board of Directors).

        "Officer" means the Chairman of the Board President, the Treasurer, any Assistant Treasurer, Controller, or any Vice President or Assistant Vice President of a Person.

        "Officers' Certificate" means a certificate signed by an Officer and by the Secretary or Assistant or Attesting Secretary of the Company. Each such certificate shall include the statements provided for in Section 12.05, if and to the extent required by the provisions thereof.

        "Oil and Gas Hedging Contracts" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

        "Original Issue Discount Debt Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

        "Outstanding", when used with respect to any series of Debt Securities, means, as of the date of determination, all Debt Securities of that series theretofore authenticated and delivered under this Indenture, except:

          (a)   Debt Securities of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b)   Debt Securities of that series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as paying agent) for the Holders of such Debt Securities; provided, that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (c)   Debt Securities of that series which have been paid pursuant to Section 2.11 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or an Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

        "Pari Passu" as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (a) is not subordinate in right of payment to any Indebtedness or (b) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

        "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Place of Payment" means, when used with respect to the Debt Securities of any series, the place or places where the principal of, and premium, if any, and interest on, the Debt Securities of that series are payable as specified pursuant to Section 2.05.

        "Predecessor Debt Security", when used with respect to any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 2.11 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security will be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.

        "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Redemption Date," when used with respect to any Debt Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Debt Security.

        "Registrar" has the meaning set forth in Section 2.09(a).

        "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

        "Restricted Subsidiary" means each of the existing Subsidiaries of the Company and any Subsidiary of the Company that is a successor corporation of any of the existing Subsidiaries. The status of any Subsidiary of the Company as a Restricted Subsidiary shall continue, so long as it is a Subsidiary of the Company.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

        "Senior Indebtedness" means, as to any series of Debt Securities subordinated pursuant to the provisions of Article XIII, the Indebtedness of the Company identified as Senior Indebtedness in the resolution of the Board of Directors and accompanying Officers' Certificate or supplemental Indenture setting forth the terms, including as to Subordination, of such series, which may include all indebtedness of the Company, whether outstanding on the date hereof or hereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument.

        "Stated Maturity" means, with respect to any Debt Security, the date specified in such Debt Security as the fixed date on which the payment of principal of such Debt Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Debt Security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subsidiary" of any Person means any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person, and any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

        "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture as originally executed and, to the extent required by law, as amended.

        "Trustee" initially means Deutsche Bank Trust Company Americas and any other Person or Persons appointed as such from time to time pursuant to Section 7.08, and, subject to the provisions of Article VII, includes its or their successors and assigns. If at any time there is more than one such Person, "Trustee" as used with respect to the Debt Securities of any series shall mean the Trustee with respect to the Debt Securities of that series.

        "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

        "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

        "U.S. Government Obligations" means direct obligations of the United States, obligations on which the payment of principal and interest is fully guaranteed by the United States or obligations or guarantees for the payment of which the full faith and credit of the United States is pledged.

        "Yield to Maturity" means the yield to maturity, calculated at the time of issuance of a series of Debt Securities, or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

        Section 1.02    Other Definitions.

Term	Defined in Section
"Debt Security Register"	2.09
"Defaulted Interest"	2.18
"Event of Default"	6.01
"Registrar"	2.09
"Successor Company"	10.01

        Section 1.03    Incorporation by Reference of TIA.    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        Section 1.04    Rules of Construction.    Unless the context otherwise requires:

          (a)   a term has the meaning assigned to it;

          (b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)   "or" is not exclusive;

          (d)   words in the singular include the plural, and in the plural include the singular;

          (e)   provisions apply to successive events and transactions.

          (f)    unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

          (g)   the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE II
DEBT SECURITIES

        Section 2.01.    Forms Generally.    The Debt Securities of each series shall be in substantially the form set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more Indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate (and, if not contained in a supplemental Indenture entered into in accordance with Article IX, as are not prohibited by the provisions of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such series of Debt Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their execution of the Debt Securities. If the form or forms of Debt Securities of any series is established by action taken pursuant to a Board Resolution, either an Officers' Certificate of the Company shall certify that such action shall have been duly taken or a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and, in either case, delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.07 for the authentication and delivery of such Debt Securities.

        The definitive Debt Securities of each series, may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

        The forms of Global Securities of any series shall have such provisions and legends as are customary for Debt Securities of such series in global form, including without limitation any legend required by the Depositary for the Debt Securities of such series.

        The Trustee's Certificates of Authentication shall be in substantially the form set forth in this Article II.

        Section 2.02.    Form of Face of Security.    [If the Debt Security is an Original Issue Discount Debt Security, insert—FOR PURPOSES OF SECTION 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS            , THE ISSUE DATE IS            , 20 [AND] [,] THE YIELD TO MATURITY IS [            ,]

        [AND THE ORIGINAL ISSUE DISCOUNT FOR THE SHORT ACCRUAL PERIOD IS            AND THE METHOD USED TO DETERMINE THE YIELD THEREFOR IS             ]]

        [Insert any other legend required by the United States Internal Revenue Code or the regulations thereunder].

        [If a Global Security,—insert legend required by Section 2.16 of the Indenture] [If applicable, insert—UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BILL BARRETT CORPORATION

No.	$
CUSIP No.

        BILL BARRETT CORPORATION, a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to            , or registered assigns, the principal sum of            Dollars on            [If the Debt Security is to bear interest prior to Stated Maturity, insert—, and to pay interest thereon from            or from the most recent Interest payment date to which interest has been paid or duly provided for, semi-annually on            and            in each year, commencing            , at the rate of    % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest payment date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest, which shall be the            or             (whether or not a Business Day), as the case may be, next preceding such Interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

        [If the Debt Security is not to bear interest prior to Maturity, insert—The principal of this Debt Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Debt Security shall bear interest at the rate of    % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of    % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

        [If a Global Security, insert—Payment of the principal of (and premium, if any) and [if applicable, insert—any such] interest on this Debt Security by transfer of immediately available funds to a bank account in            designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [state other currency].]

        [If a definitive Debt Security, insert—Payment of the principal of (and premium, if any) and [if applicable, insert—any such] interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in            , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [state other currency] [or subject to any laws or regulations applicable thereto and to the right of the Company (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of            in             and            in            , or at such other offices or agencies as the Company may designate, by [United States Dollar] [state other currency] check drawn on, or transfer to a [United States Dollar] account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agency has received proper transfer instructions in writing at least [            ] days prior to the payment date)] [if applicable, insert—; provided, however, that payment of interest may be made at the option of the Company by [United States Dollar] [state other currency] check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Debt Security Register] [or by transfer to a [United States Dollar] [state other currency] account maintained by the payee with a bank in The City of New York [state other Place of Payment] (so long as the applicable Paying Agent has received proper transfer instructions in writing by the record date prior to the applicable Interest payment date)].]

        Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
BILL BARRETT CORPORATION
By:
Attest:

        Section 2.03.    Form of Reverse of Security.    This Debt Security is one of a duly authorized issue of subordinated securities of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of [            ] (herein called the "Indenture"), between the Company and Deutsche Bank Trust Company Americas (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement, of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $            ].

        The Securities are senior unsecured obligations of the Company.

        [If applicable, insert—The Debt Securities of this series are subject to redemption upon not less than            days' notice by mail, [if applicable, insert,—(1) on            in any year commencing with the year            and ending with the year            through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after            , 20    ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before                        ],    %, and if redeemed] during the 12-month period beginning            of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to    % of the principal amount, together in the case of any such redemption [if applicable, insert—(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

        [If applicable, insert—The Debt Securities of this series are subject to redemption upon not less than            nor more than            days' notice by mail, (1) on            in any year commencing with the year            and ending with the year            through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at anytime [on or after            ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the

principal amount) set forth in the table below: If redeemed during the 12-month period beginning            of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to    % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

        [If applicable, insert—Notwithstanding the foregoing, the Company may not, prior to            , redeem any Debt Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than    % per annum.]

        [If applicable, insert—The sinking fund for this series provides for the redemption on            in each year beginning with the year    and ending with the year    of [not less than] $            [("mandatory sinking fund") and not more than $            ] aggregate principal amount of Debt Securities of this series. [Debt Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made—in the inverse order in which they become due.]

        [If the Debt Securities are subject to redemption in part of any kind, insert—In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

        [If applicable, insert—The Debt Securities of this series are not redeemable prior to Stated Maturity.]

        [If the Debt Security is not an Original Issue Discount Debt Security, insert—If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

        [If the Debt Security is an Original Issue Discount Debt Security, insert—If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, an amount of principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to—insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Debt Securities of this series shall terminate.]

        The Debt Securities are subordinated to Senior Indebtedness (as such term is defined in the Indenture) on the terms and conditions set forth in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

        No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debt Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

        [If a Global Security, insert—This Global Security or portion hereof may not be exchanged for definitive Debt Securities of this series except in the limited circumstances provided in the Indenture.

        The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of definitive Debt Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

        [If a definitive Debt Security, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registerable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in [if applicable, insert—any place where the principal of and any premium and interest on this Debt Security are payable] [if applicable, insert—The City of New York[, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of in and in or at such other offices or agencies as the Company may designate]], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

        The Debt Securities of this series are issuable only in registered form without coupons in denominations of U.S. $            and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Debt Security, or for any claim based thereon or otherwise in respect thereof, or in any Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Debt Securities and the execution of the Indenture.

        The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Debt Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Debt Securities, but such money need not be segregated from other funds except to the extent required by law.

        All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The Debt Securities are governed by the laws of The State of New York.

        Section 2.04.    Form of Trustee's Certificate of Authentication.

        The Trustee's Certificate of Authentication on all Debt Securities authenticated by the Trustee shall be in substantially the following form:

        TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Trustee
By:	Authorized Signature

        Section 2.05.    Principal Amount; Issuable in Series.    The aggregate principal amount of Debt Securities which may be issued, executed, authenticated, delivered and outstanding under this Indenture is unlimited.

        The Debt Securities may be issued in one or more series. There shall be established, without the approval of any Holders, in or pursuant to a Board Resolution and set forth in an Officers' Certificate of the Company, or established in one or more Indentures supplemental hereto, prior to the issuance of Debt Securities of any series any or all of the following:

          (a)   the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

          (b)   any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to this Article II);

          (c)   the date or dates or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of the Debt Securities of the series are payable;

          (d)   the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method or methods, if any, of determining such rate or rates, the date or dates from which such interest shall accrue, the Interest payment dates on which such interest shall be payable, or the method by which such date will be determined, the record dates for the determination of Holders thereof to whom such interest is payable; the notice, if any, to Holders regarding the determination of interest on a floating rate Debt Security and the manner of giving such notice, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve thirty-day months;

          (e)   the right, if any, to extend the Interest payment periods and the duration of any such extension, including the maximum consecutive period, if any, during which Interest payment periods may be extended;

          (f)    the place or places, if any, in addition to or instead of the corporate trust office of the Trustee, where the principal of, and premium, if any, and interest on, Debt Securities of the series shall be payable;

          (g)   the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

          (h)   the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which and the period or periods within which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

          (i)    the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for Common Equity, Preferred Stock (which may be represented by depositary shares), other Debt Securities or warrants for Common Equity, Preferred Stock or Indebtedness or other securities of any kind of the Company or any other obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

          (j)    if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

          (k)   if the amount of principal of or any premium or interest on Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined and paid or payable;

          (l)    if the principal amount payable at the Stated Maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

          (m)  any changes or additions to Article XI, including the addition of additional covenants that may be subject to the covenant defeasance option pursuant to Section 11.02(b);

          (n)   if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

          (o)   whether or not the Debt Securities of such series shall be issued as Original Issue Discount Debt Securities and the terms thereof, including the portion of the principal amount thereof which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

          (p)   any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the Holders to declare the principal of, and premium and interest on, such Debt Securities due and payable;

          (q)   if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Securities and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.16(a);

          (r)   any trustees, authenticating or paying agents, transfer agents or registrars;

          (s)   the applicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture or in the terms currently set forth in Article X, including conditioning any merger, conveyance, transfer or lease permitted by Article X upon the satisfaction of an Indebtedness coverage standard by the Company and Successor Company (as defined in Article X);

          (t)    any changes or additions to Article XIII;

          (u)   with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee;

          (v)   whether the Debt Securities will be issued pursuant to a medium-term note program; and

          (w)  any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of this Indenture).

        All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and as set forth in such Officers' Certificate or in any such Indenture supplemental hereto.

        Section 2.06.    Execution of Debt Securities.    The Debt Securities shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, a Vice President, a Treasurer or an Assistant Treasurer and by its Secretary or an Assistant Secretary. Such signatures upon the Debt Securities may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Debt Securities. The seal of the Company, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Securities.

        Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee or by any authenticating agent with respect to such Debt Securities, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate executed by the Trustee, or by any authenticating agent appointed by the Trustee with respect to such Debt Securities, upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

        In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be such officer of the Company; and any Debt Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of such Debt Security or of the execution of this Indenture any such Person was not such officer.

        Section 2.07.    Authentication and Delivery of Debt Securities.    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities, of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication, delivery of such Debt Securities, and the Trustee, in accordance with such Company Order, shall thereupon authenticate and deliver said Debt Securities. In authenticating such Debt Securities and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

          (a)   a copy of any resolution or resolutions of the Board of Directors, certified by the Secretary or Assistant Secretary of the Company, authorizing the terms of issuance of any series of Debt Securities;

          (b)   an executed supplemental Indenture, if any;

          (c)   an Officers' Certificate; and

          (d)   an Opinion of Counsel prepared in accordance with Section 12.05 which shall also state:

      (i)
      that the form of such Debt Securities has been established by or pursuant to a Board Resolution or by a supplemental Indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

      (ii)
      that the terms of such Debt Securities have been established by or pursuant to a Board Resolution or by a supplemental Indenture as permitted by Section 2.05 in conformity with the provisions of this Indenture;

      (iii)
      that such Debt Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and such counsel need express no opinion with regard to the enforceability of Section 7.06;

      (iv)
      that the Company has the corporate power to issue such Debt Securities, and it has duly taken all necessary corporate action with respect to such issuance;

      (v)
      that authentication and delivery of such Debt Securities and the execution and delivery of any supplemental Indenture will not violate the terms of this Indenture; and

      (vi)
      such other matters as the Trustee may reasonably request.

          Such Opinion of Counsel need express no opinion as to whether a court in the United States would render a money judgment in a currency other than that of the United States.

        The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section 2.07 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors, trustees or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Debt Securities of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, paying agent or agent for service of notices and demands.

        Unless otherwise provided in the form of Debt Security for any series, each Debt Security shall be dated the date of its authentication.

        Section 2.08.    Denomination of Debt Securities.    The Debt Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified or contemplated by Section 2.05. In the absence of any such specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

        Section 2.09.    Registration of Transfer and Exchange.

          (a)   The Company shall keep or cause to be kept a register for each series of Debt Securities issued hereunder (hereinafter collectively referred to as the "Debt Security Register"), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the transfer of Debt Securities as in this Article II provided. At all reasonable times the Debt Security Register shall be open for inspection by the Trustee. Subject to Section 2.16, upon due presentment for registration of transfer of any Debt Security at any office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for a like aggregate principal amount.

          Unless and until otherwise determined by the Company by resolution of the Board of Directors, the register of the Company for the purpose of registration, exchange or registration of transfer of the Debt Securities shall be kept at the corporate trust office of the Trustee and, for this purpose, the Trustee shall be designated "Registrar".

          Debt Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a like aggregate principal amount of Debt Securities of the same series of other authorized denominations. Subject to Section 2.16, Debt Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debt Security or Debt Securities which the Holder making the exchange shall be entitled to receive.

          (b)   All Debt Securities presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder or his attorney duly authorized in writing.

          All Debt Securities issued in exchange for or upon transfer of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debt Securities surrendered for such exchange or transfer.

          No service charge shall be made for any exchange or registration of transfer of Debt Securities (except as provided by Section 2.11), but the Company may require payment of a sum sufficient to cover any tax, fee, assessment or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to the Holders.

          The Company and Registrar shall not be required (i) to issue, register the transfer of or exchange any Debt Securities for a period of 15 days next preceding any mailing of notice of redemption of Debt Securities of such series or (ii) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption.

          Prior to the due presentation for registration of transfer of any Debt Security, the Company, the Trustee, any paying agent or any Registrar may deem and treat the Person in whose name a Debt Security is registered as the absolute owner of such Debt Security for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and none of the Company, the Trustee, any paying agent or Registrar shall be affected by notice to the contrary.

          None of the Company, the Trustee, any agent of the Trustee, any paying agent or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Section 2.10.    Temporary Debt Securities.    Pending the preparation of definitive Debt Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Debt Securities (printed, lithographed, photocopied, typewritten or otherwise produced) of any authorized denomination, and substantially in the form of the definitive Debt Securities in lieu of which they are issued, in registered form, and with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Debt Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities.

        If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company at a Place of Payment for such series, without charge to the Holder thereof, except as provided in Section 2.09 in connection with a transfer and upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor. Until so exchanged, temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

        Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Debt Securities represented thereby pursuant to Section 2.09 or this Section 2.10, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount to be exchanged and endorsed.

        Section 2.11.    Mutilated, Destroyed, Lost or Stolen Debt Securities.

        If (a) any mutilated Debt Security is surrendered to the Trustee at its corporate trust office or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any paying agent harmless, and none of the Company nor the Trustee receives notice that such Debt Security has been acquired by a bona fide purchaser, then the Company shall execute and, upon a Company Order, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax, fee, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debt Security which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debt Security or Coupon and of the ownership thereof.

        Every substituted Debt Security of any series, issued pursuant to the provisions of this Section 2.11 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

        Section 2.12.    Cancellation of Surrendered Debt Securities.    All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Company or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All canceled Debt Securities held by the Trustee shall be destroyed (subject to the record retention requirements of the Exchange Act) and certification of their destruction delivered to the Company, unless otherwise directed. On request of the Company, the Trustee shall deliver to the Company canceled Debt Securities held by the Trustee. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Company may not issue new Debt Securities to replace Debt Securities it has redeemed, paid or delivered to the Trustee for cancellation.

        Section 2.13.    Provisions of the Indenture and Debt Securities for the Sole Benefit of the Parties and the Holders.    Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any Registrar or paying agent, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the Holders and any Registrar and paying agents.

        Section 2.14.    Payment of Interest; Interest Rights Preserved.

          (a)   Interest on any Debt Security that is payable and is punctually paid or duly provided for on any Interest payment date shall be paid to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest notwithstanding the cancellation of such Debt Security upon any transfer or exchange subsequent to the regular record date. Payment of interest on Debt Securities shall be made at the corporate trust office of the Trustee (except as otherwise specified pursuant to Section 2.05), or at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register or, if provided pursuant to Section 2.05 and in accordance with arrangements satisfactory to the Trustee, at the option of the Holder by wire transfer to an account designated by the Holder.

          (b)   Subject to the foregoing provisions of this Section 2.14 and Section 2.19, each Debt Security of a particular series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

        Section 2.15.    Wire Transfers.    Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of monies required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, the Debt Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustee on or before the date such monies are to be paid to the Holders of the Debt Securities in accordance with the terms hereof.

        Section 2.16.    Securities Issuable in the Form of a Global Security.

          (a)   If the Company shall establish pursuant to Sections 2.01 and 2.05 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 2.07, authenticate and deliver, such Global Security or Securities, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officer's Certificate, shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and shall bear a legend substantially to the following effect:

            "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES."

          (b)   Notwithstanding any other provision of this Section 2.16 or of Section 2.09 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.09, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

          (c)   (i) If at any time the Depositary for a Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of such individual Debt Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security or Securities.

             (ii)  The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

            (iii)  If specified by the Company pursuant to Sections 2.01 and 2.05 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee or its agent upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series shall authenticate and deliver, without service charge, to each Person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

            (iv)  In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Debt Securities. Upon the exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Debt Securities issued in exchange for a

    Global Security pursuant to this Section 2.16 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

             (v)  Payments in respect of the principal of and interest on any Debt Securities registered in the name of the Depositary or its nominee will be payable to the Depositary or such nominee in its capacity as the registered owner of such Global Security. The Company and the Trustee may treat the Person in whose name the Debt Securities, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Company, the Trustee, any Registrar, the paying agent or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depositary or its nominee or any of the Depositary's direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depositary, its nominee or any of its direct or indirect participants relating to the beneficial ownership interests of the Global Security, the payments to the beneficial owners of the Global Security of amounts paid to the Depositary or its nominee, or any other matter relating to the actions and practices of the Depositary, its nominee or any of its direct or indirect participants. None of the Company, the Trustee or any such agent will be liable for any delay by the Depositary, its nominee, or any of its direct or indirect participants in identifying the beneficial owners of the Debt Securities, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Debt Securities to be issued).

        Section 2.17.    Medium Term Securities.    Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers' Certificate, Board Resolutions, supplemental Indenture, Opinion of Counsel or written order or any other document otherwise required pursuant to Section 2.01, 2.05, 2.07 or 12.05 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first such Debt Security of such series to be issued; provided, that any subsequent request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officers' Certificate delivered pursuant to Section 2.07 or 12.05 shall be true and correct as if made on such date and that the Opinion of Counsel delivered at or prior to such time of authentication of an original issuance of Debt Securities shall specifically state that it shall relate to all subsequent issuances of Debt Securities of such series that are identical to the Debt Securities issued in the first issuance of Debt Securities of such series.

        A Company Order delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph, may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of Persons designated in such written order (any such telephonic instructions to be promptly confirmed in writing by such Person) and that such Persons are authorized to determine, consistent with the Officers' Certificate, supplemental Indenture or resolution of the Board of Directors relating to such written order, such terms and conditions of such Debt Securities as are specified in such Officers' Certificate, supplemental Indenture or such resolution.

        Section 2.18.    Defaulted Interest.    Any interest on any Debt Security of a particular series which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Debt Securities of such series and in this Indenture (herein called "Defaulted Interest") shall, forthwith cease to be payable to the Holder thereof on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

            (i)  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities of such series are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debt Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage pre-paid, to each Holder thereof at its address as it appears in the Debt Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debt Securities of such series are registered at the close of business on such special record date.

           (ii)  The Company may make payment of any Defaulted Interest on the Debt Securities of such series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Section 2.19.    CUSIP Numbers.    The Company in issuing the Debt Securities may use "CUSIP" numbers (in addition to the other identification numbers printed on the Debt Securities), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE III
REDEMPTION OF DEBT SECURITIES

        Section 3.01.    Applicability of Article.    The provisions of this Article shall be applicable to the Debt Securities of any series, which are redeemable before their Stated Maturity except as otherwise specified as contemplated by Section 2.05 for Debt Securities of such series.

        Section 3.02.    Notice of Redemption; Selection of Debt Securities.    In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debt Securities of any series in accordance with their terms, a Board Resolution or a supplemental Indenture, the Company shall fix a date for redemption and shall give notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities of such series so to be redeemed as a whole or in part, in the manner provided in Section 12.03. The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Debt Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such series.

        Each such notice of redemption shall specify:

  (i)
  the date fixed for redemption,

  (ii)
  the redemption price at which Debt Securities of such series are to be redeemed,

  (iii)
  the Place or Places of Payment that payment will be made upon presentation and surrender of such Debt Securities,

  (iv)
  that any interest accrued to the date fixed for redemption will be paid as specified in said notice,

  (v)
  that the redemption is for a sinking fund payment (if applicable),

  (vi)
  that, if the Company defaults in making such redemption payment or, the paying agent is prohibited from making such payment pursuant to the terms of this Indenture,

  (vii)
  that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue,

  (viii)
  that in the case of Original Issue Discount Debt Securities original issue discount accrued after the date fixed for redemption will cease to accrue, the terms of the Debt Securities of that series pursuant to which the Debt Securities of that series are being redeemed and

  (ix)
  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debt Securities of that series.

        If less than all the Debt Securities of a series are to be redeemed the notice of redemption shall specify the CUSIP numbers of the Debt Securities of that series to be redeemed. In case any Debt Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of that series in principal amount equal to the unredeemed portion thereof.

        At least 45 days but not more than 60 days before the redemption date unless the Trustee consents to a shorter period, the Company shall give notice to the Trustee of the redemption date, the principal amount of Debt Securities to be redeemed and the series and terms of the Debt Securities pursuant to which such redemption will occur. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Debt Securities of a series are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

        If less than all the Debt Securities of like tenor and terms of a series are to be redeemed (other than pursuant to mandatory sinking fund redemptions) the Trustee shall select, on a pro rata basis, by lot or by such other method as in its sole discretion it shall deem appropriate and fair, the Debt

Securities of that series or portions thereof (in multiples of $1,000) to be redeemed. In any case where more than one Debt Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debt Security of such series. The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed. If any Debt Security called for redemption shall not be so paid upon surrender thereof on such redemption date, the principal, premium, if any, and interest shall bear interest until paid from the redemption date at the rate borne by the Debt Securities of that series. If less than all the Debt Securities of unlike tenor and terms of a series are to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Company. Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Securities called for redemption.

        Section 3.03.    Deposit of Redemption Price.    On or prior to 10:00 a.m., New York City time, on any redemption date for any Debt Securities, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount of money sufficient to pay the redemption price of such Debt Securities or any portions thereof that are to be redeemed on that date.

        Section 3.04.    Payment of Debt Securities Called for Redemption.    If notice of redemption has been given as provided in Section 3.02, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the Place or Places of Payment stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) any interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue, any original issue discount in the case of Original Issue Discount Debt Securities shall cease to accrue, except to the extent described below, shall be void. On presentation and surrender of such Debt Securities at the Place or Places of Payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

        Any Debt Security that is to be redeemed only in part shall be surrendered at the corporate trust office or such other office or agency of the Company as is specified pursuant to Section 2.05 with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

        Section 3.05.    Mandatory and Optional Sinking Funds.    The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, the Board Resolution or a supplemental Indenture is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, the Board Resolution or a supplemental Indenture is herein referred to as an "optional sinking fund payment".

        In lieu of making all or any part of any mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Debt Securities of that series theretofore purchased or otherwise acquired by the Company or (b) receive credit for the principal amount of Debt Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, resolution or supplemental Indenture; provided, that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debt Securities, resolution or supplemental Indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

        Section 3.06.    Redemption of Debt Securities for Sinking Fund.    Not less than 45 days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any resolution or supplemental Indenture, and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to this Section 3.06 (which Debt Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company to deliver such certificate (or to deliver the Debt Securities specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in this Section 3.06 and without the right to make any optional sinking fund payment, if any, with respect to such series.

        Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Debt Securities at the Redemption Price specified in such Debt Securities, resolution or supplemental Indenture for operation of the sinking fund together with any accrued interest to the date fixed for redemption. Any sinking fund monies not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.06. Any and all sinking fund monies with respect to the Debt Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities shall be applied by the Trustee, together with other monies, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of that series at its Stated Maturity.

        The Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 3.02 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.02 except that the notice of redemption shall also state that the Debt Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.04.

        At least one business day before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own paying agent, the Company shall segregate and hold in trust) in cash a sum equal to any interest accrued to the date fixed for redemption of Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 3.06.

        The Trustee shall not redeem any Debt Securities of a series with sinking fund monies or mail any notice of redemption of such Debt Securities by operation of the sinking fund for such series during the continuance of a Default in payment of interest on such Debt Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Debt Securities, except that if the notice of redemption of any such Debt Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article III. Except as aforesaid, any monies in the sinking fund for such series at the time when any such Default or Event of Default shall occur and any monies thereafter paid into such sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of such Debt Securities; provided, however, that in case such Event of Default or Default shall have been cured or waived as provided herein, such monies shall thereafter be applied on the next sinking fund payment date for such Debt Securities on which such monies may be applied pursuant to the provisions of this Section 3.06.

ARTICLE IV
PARTICULAR COVENANTS OF THE COMPANY

        Section 4.01.    Payment of Principal of, and Premium, if any, and Interest on, Debt Securities.

          (a)   The Company, for the benefit of each series of Debt Securities, will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Debt Securities at the place, at the respective times and in the manner provided herein, in the Debt Securities. Each installment of interest on the Debt Securities may at the Company's option be paid by mailing checks for such interest payable to the Person entitled thereto pursuant to Section 2.09(a) to the address of such Person as it appears on the Debt Security Register.

          Principal, premium and interest of Debt Securities of any series shall be considered paid on the date due if on such date the Trustee or any paying agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and, the Trustee or such paying agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Debt Securities and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          (b)   Notwithstanding the provisions of Section 4.01(a) or any other provision herein to the contrary, the Company shall have the right, as provided in an Officer's Certificate or supplemental indenture issued pursuant to Article IX, in its sole and absolute discretion at any time and from time to time while the Debt Securities of any series are outstanding, so long as no Event of Default with respect to such series of Debt Securities has occurred and is continuing, to defer payments of Interest by extending the Interest payment period for such series of Debt Securities for the maximum consecutive period, if any, specified for such series of Debt Securities, provided that such extension period must end on an Interest payment date and shall not extend beyond the Stated Maturity or Redemption Date of any Debt Security of such series, and provided further that at the end of each extension period the Company shall pay all Interest then accrued and unpaid (together with Interest thereon to the extent permitted by applicable law at the rate accruing on such Debt Securities). Prior to the termination of an extension period, the Company may shorten or may further extend the Interest payment period for such series of Debt Securities, provided that such extension period together with all such previous and further extensions may not exceed the maximum consecutive period specified for such series of Debt Securities, end on a date other than an Interest payment date or extend beyond the Stated Maturity or Redemption Date of any Debt Security of such series. The Company shall give the Trustee notice of the Company's election to begin an extension period for any series of Debt Securities and any shortening or extension thereof at least five Business Days prior to: (i) the date notice of payment of Interest on such Debt Securities is required to be given to any national securities exchange on which the Debt Securities are then listed or other applicable self-regulatory organization, or (ii) the date of the notice of the record or payment date of the related distribution on the Debt Securities, but in any event not less than five Business Days prior to the Record Date fixed by the Company for the payment of such Interest. The Company shall give or cause the Trustee to give notice (a form of which shall be provided by the Company to the Trustee) of the Company's election to begin an extension period to the Holders by first class mail, postage prepaid.

        Section 4.02.    Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Debt Securities.    The Company will maintain in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities of such series may be presented or surrendered for payment, where Debt Securities of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities and Coupons of such series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

        The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

        Section 4.03.    Appointment to Fill a Vacancy in the Office of Trustee.    The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder with respect to each series of Debt Securities.

        Section 4.04.    Duties of Paying Agents, Etc.

          (a)   The Company shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04,

      (i)
      that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on, the Debt Securities of any series (whether such sums have been paid to it by the Company or by any other obligor on the Debt

        Securities or Coupons of such series) in trust for the benefit of the Holders of the Debt Securities of such series;

      (ii)
      that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debt Securities of such series) to make any payment of the principal of, and premium, if any, or interest on, the Debt Securities of such series when the same shall be due and payable; and

      (iii)
      that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

          (b)   If the Company shall act as its own paying agent, with respect to any series of Debt Securities, it will, on or before each due date of the principal of, and premium, if any, or interest on, the Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Debt Securities of such series a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Company will promptly notify the Trustee of any failure by the Company to take such action or the failure by any other obligor on such Debt Securities to make any payment of the principal of, and premium, if any, or interest on, such Debt Securities when the same shall be due and payable.

          (c)   Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or by Company Order direct any paying agent to pay, to the Trustee all sums held in trust by the Company or any paying agent, as required by this Section 4.04, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such paying agent and upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

          (d)   Whenever the Company shall have one or more paying agents with respect to any series of Debt Securities, it will, prior to each due date of the principal of, and premium, if any, or interest on, any Debt Securities of such series, deposit with any such paying agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          (e)   Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Section 11.05.

        Section 4.05.    SEC Reports; Financial Statements.

          (a)   The Company shall, so long as any of the Debt Securities are outstanding, file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d). The Company shall also comply with the provisions of TIA Section 314(a).

          (b)   The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

        Section 4.06.    Compliance Certificate.

          (a)   The Company shall, so long as any of the Debt Securities are Outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, without regard to any grace period or requirement of notice required by this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest, if any, on the Debt Securities are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b)   So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.05 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 of this Indenture (to the extent such provisions relate to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c)   The Company shall, so long as any of the Debt Securities are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company's becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        Section 4.07.    Further Instruments and Acts.    The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

        Section 4.08.    Corporate Existence.    The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership and other existence of each of its Subsidiaries and all rights (charter and statutory) and franchises of the Company and its Subsidiaries, provided that the Company shall not be required to preserve the corporate existence of any Subsidiary of the Company or any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries and that the loss thereof would not have a material adverse effect on the business, prospects, assets or financial condition of the Company and its Subsidiaries taken as a whole and would not have any material adverse effect on the payment and performance of the obligations of the Company under the Debt Securities and this Indenture.

        Section 4.09.    Maintenance of Properties.    The Company shall cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any such Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any such Subsidiary and not disadvantageous in any material respect to the Holders.

        Section 4.10.    Payment of Taxes and Other Claims.    The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

ARTICLE V
HOLDERS' LISTS AND REPORTS
BY THE TRUSTEE

        Section 5.01.    Company to Furnish Trustee Information as to Names and Addresses of Holders; Preservation of Information.    The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Debt Securities of each series:

          (a)   not more than 15 days after each record date with respect to the payment of interest, if any, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such record date, and

          (b)   at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and contents as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

        The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (i) contained in the most recent list furnished to it as provided in this Section 5.01 or (ii) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.

        The Trustee may destroy any list furnished to it as provided in this Section 5.01 upon receipt of a new list so furnished.

        Section 5.02.    Communications to Holders.    Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Debt Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

        Section 5.03.    Reports by Trustee.    Within 60 days after each January 31, beginning with the first January 31, following the first issuance of Debt Securities pursuant to Section 2.05, and in any event on or before April 1 in each year, the Trustee shall mail to Holders a brief report dated as of such January 31 that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA Section 313(b).

        Reports pursuant to this Section 5.03 shall be transmitted by mail:

          (a)   to all Holders, as the names and addresses of such Holders appear in the Debt Security Register; and

          (b)   except in the cases of reports under Section 313(b)(2) of the TIA, to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 5.01.

        A copy of each report at the time of its mailing to Holders shall be filed with the Securities and Exchange Commission and each stock exchange (if any) on which the Debt Securities of any series are listed. The Company agrees to notify promptly the Trustee whenever the Debt Securities of any series become listed on any stock exchange and of any delisting thereof.

        Section 5.04.    Record Dates for Action by Holders.    If the Company shall solicit from the holders of Debt Securities of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company's discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date.

ARTICLE VI
REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT

        Section 6.01.    Events of Default.    If any one or more of the following shall have occurred and be continuing with respect to Debt Securities of any series (each of the following, an "Event of Default"):

          (a)   default in the payment of any installment of interest upon any Debt Securities of that series, as and when the same shall become due and payable, whether or not such payment shall be prohibited by Article XIII, and continuance of such default for a period of 30 days; or

          (b)   default in the payment of the principal of or premium, if any, on any Debt Securities of that series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise, whether or not such payment shall be prohibited by Article XIII; or

          (c)   if applicable, failure by the Company to deliver the required securities or other rights upon an appropriate conversion or exchange election by Holders of the Debt Securities; or

          (d)   default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable; or

          (e)   failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities of that series, in any Board Resolution authorizing the issuance of that series of Debt Securities, in this Indenture with respect to such series or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in this Section specifically dealt with), continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least

  25% in aggregate principal amount of the Debt Securities of that series at the time Outstanding; or

          (f)    any default shall occur which results in the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary (other than the series of Debt Securities) having an outstanding principal amount of $5 million or more individually or, taken together with all other such Indebtedness that has been so accelerated, in the aggregate; or any default shall occur in the payment of any principal or interest in respect of any Indebtedness of the Company or any Restricted Subsidiary (other than the series of Debt Securities) having an outstanding principal amount of $5 million or more individually or, taken together with all other such Indebtedness with respect to which any such payment has not been made in the aggregate and such default shall be continuing for a period of 30 days without the Company or such Restricted Subsidiary, as the case may be, effecting a cure of such default;

          (g)   failure by the Company or any Restricted Subsidiary to pay final, non-appealable judgments aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable;

          (h)   the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law,

      (i)
      commences a voluntary case,

      (ii)
      consents to the entry of an order for relief against it in an involuntary case,

      (iii)
      consents to the appointment of a Custodian of it or for all or substantially all of its property; or

      (iv)
      makes a general assignment for the benefit of its creditors;

          (i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

      (i)
      is for relief against the Company or any Restricted Subsidiary as debtor in an involuntary case and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days,

      (ii)
      appoints a Custodian of the Company or any Restricted Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary, or

      (iii)
      orders the liquidation of the Company or any Restricted Subsidiary, and the order or decree shall remain unstayed and in effect for a period of 60 consecutive days; or

          (j)    any other Event of Default provided with respect to Debt Securities of that series;

then and in each and every case that an Event of Default described in clause (a), (b), (c), (d), (e), (f), (g) or (j) with respect to Debt Securities of that series at the time Outstanding occurs and is continuing, unless the principal of and interest on all the Debt Securities of that series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) and interest on all the Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of that series contained to the contrary notwithstanding. If an Event of Default described in clause (h) or (i) occurs, then and in each and every such case, unless the principal of and interest on all the Debt Securities shall have become due and payable, the principal of (or, if any Debt Securities are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms thereto) and interest on all the Debt Securities then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in this Indenture or in the Debt Securities contained to the contrary notwithstanding.

        The Holders of a majority in aggregate principal amount of the Debt Securities of a particular series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

        Section 6.02.    Collection of Indebtedness by Trustee, Etc.    If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Debt Securities of the affected series or this Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Debt Securities of such series (and collect in the manner provided by law out of the property of the Company or any other obligor upon the Debt Securities of such series wherever situated the monies adjudged or decreed to be payable).

        In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Debt Securities of any series under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law, or in case a receiver, trustee or other similar official shall have been appointed for its property, or in case of any other similar judicial proceedings relative to the Company or any other obligor upon the Debt Securities of any series, its creditors or its property, the Trustee, irrespective of whether the principal of Debt Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (or, if the Debt Securities of such series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Debt Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities Incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith) and of the Holders thereof allowed in any such judicial proceedings relative to the Company or any other obligor upon the Debt Securities of such series, its creditors or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of such Holders and of the Trustee on their behalf, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of such Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities Incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

        All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities, of any series, may be enforced by the Trustee without the possession of any such Debt Securities, or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustee pursuant to Section 7.06) shall be for the ratable benefit of the Holders of all the Debt Securities in respect of which such action was taken.

        In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

        Section 6.03.    Application of Monies Collected by Trustee.    Any monies or other property collected by the Trustee pursuant to Section 6.02 with respect to Debt Securities of any series shall be applied, after giving effect to the provisions of Article XIII, in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or other property, upon presentation of the several Debt Securities of such series in respect of which monies or other property have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

          FIRST: To the payment of all money due the Trustee pursuant to Section 7.06;

          SECOND: In case the principal of the Outstanding Debt Securities in respect of which such monies have been collected shall not have become due, to the payment of interest on the Debt Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

          THIRD: In case the principal of the Outstanding Debt Securities in respect of which such monies have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series; and, in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of such series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of such series over any Debt Security of such series, ratably to the aggregate of such principal and premium, if any, and interest; and

          FOURTH: The remainder, if any, shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.03. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

        Section 6.04.    Limitation on Suits by Holders.    No Holder of any Debt Security or Coupon of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, the Debt Securities of any series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that same series and of the continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request upon the Trustee to institute such action or proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be Incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the Holder of every Debt Security with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any Holders, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders. For the protection and enforcement of the provisions of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Notwithstanding any other provision in this Indenture, however, the right of any Holder of any Debt Security to receive payment of the principal of, and premium, if any, and (subject to Section 2.14) interest on, such Debt Security, on or after the respective due dates expressed in such Debt Security, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        Section 6.05.    Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default.    All powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

        Section 6.06.    Rights of Holders of Majority in Principal Amount of Debt Securities to Direct Trustee and to Waive Default.    The Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to Holders of Debt Securities of such series not taking part in such direction; and provided, further, however, that nothing in this Indenture contained shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Holders. Prior to the acceleration of the maturity of the Debt Securities of any series, as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Debt Securities of that series at the time Outstanding may on behalf of the Holders of all the Debt Securities of that series waive any past Default or Event of Default and its consequences for that series specified in the terms thereof as contemplated by Section 2.05, except a Default in the payment of the principal of, and premium, if any, or interest on, any of the Debt Securities and a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby. In case of any such waiver, such Default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, and the Company, the Trustee and the Holders of the Debt Securities of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        Section 6.07.    Trustee to Give Notice of Defaults Known to It, But May Withhold Such Notice in Certain Circumstances.    The Trustee shall, within 90 days after the occurrence of a Default known to it with respect to a series of Debt Securities give to the Holders thereof, in the manner provided in Section 12.03, notice of all Defaults with respect to such series known to the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided, that, except in the case of Default in the payment of the principal of, or premium, if any, or interest on, any of the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders thereof.

        Section 6.08.    Requirement of an Undertaking to Pay Costs in Certain Suits under the Indenture or against the Trustee.    All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the TIA, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Debt Securities of that series or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Debt Security on or after the due date for such payment expressed in such Debt Security.

ARTICLE VII
CONCERNING THE TRUSTEE

        Section 7.01.    Certain Duties and Responsibilities.    The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a)   this subsection shall not be construed to limit the effect of the first paragraph of this Section 7.01;

          (b)   prior to the occurrence of an Event of Default with respect to the Debt Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

              (i)  the duties and obligations of the Trustee with respect to Debt Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series shall be read into this Indenture against the Trustee; and

             (ii)  in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; but the Trustee shall examine the evidence furnished to it pursuant to Sections 4.05 and 4.06 to determine whether or not such evidence conforms to the requirement of this Indenture;

            (iii)  the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iv)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of that series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Debt Securities of such series.

        None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

        Section 7.02.    Certain Rights of Trustee.    Except as otherwise provided in Section 7.01:

          (a)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)   any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c)   the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Debt Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e)   the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f)    prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then Outstanding Debt Securities of a series affected by such matter; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

          (g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; and

          (h)   if any property other than cash shall at any time be subject to a Lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax Liens or other prior Liens or encumbrances thereon.

        Section 7.03.    Trustee Not Liable for Recitals in Indenture or in Debt Securities.

        The recitals contained herein, in the Debt Securities (except the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate. The Trustee shall not be accountable for the use or application by the Company of any of the Debt Securities or of the proceeds thereof.

        Section 7.04.    Trustee, Paying Agent or Registrar May Own Debt Securities.    The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and subject to the provisions of the TIA relating to conflicts of interest and preferential claims may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent or Registrar.

        Section 7.05.    Monies Received By Trustee to be Held in Trust.    Subject to the provisions of Section 11.05, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any monies received by it hereunder. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such monies shall be paid from time to time to the Company upon a Company Order.

        Section 7.06.    Compensation and Reimbursement.    The Company covenants and agrees to pay in Dollars to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided herein, the Company will pay or reimburse in Dollars the Trustee upon its request for all reasonable expenses, disbursements and advances Incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advances as may arise from its negligence or bad faith. The Company also covenants to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability or expense Incurred without negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. The Company and the Holders agree that such additional indebtedness shall be secured by a Lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of, and premium, if any, or interest on, particular Debt Securities.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency, reorganization or other similar law.

        Section 7.07.    Right of Trustee to Rely on an Officers' Certificate Where No Other Evidence Specifically Prescribed.    Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

        Section 7.08.    Separate Trustee; Replacement of Trustee.    The Company may, but need not, appoint a separate Trustee for any one or more series of Debt Securities. The Trustee may resign with respect to one or more or all series of Debt Securities at any time by giving notice to the Company. The Holders of a majority in principal amount of the Debt Securities of a particular series may remove the Trustee for such series and only such series by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (a)   the Trustee fails to comply with Section 7.10;

          (b)   the Trustee is adjudged bankrupt or insolvent;

          (c)   a receiver or other public officer takes charge of the Trustee or its property; or

          (d)   the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debt Securities of a particular series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.08.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Debt Securities of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successorTrustee, subject to the Lien provided for in Section 7.06.

        If a successor Trustee does not take office within 60 days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Debt Securities of any applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Debt Securities of such series.

        If the Trustee fails to comply with Section 7.10, any Holder of Debt Securities of any applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

        Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

        In the case of the appointment hereunder of a separate or successor trustee with respect to the Debt Securities of one or more series, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an Indenture supplemental hereto (i) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Debt Securities of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (ii) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustees co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

        Section 7.09.    Successor Trustee by Merger.    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

        Section 7.10.    Eligibility; Disqualification.    The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Debt Securities of a particular series or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee upon the Debt Securities of such series. The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

        Section 7.11.    Preferential Collection of Claims against Company.    The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

        Section 7.12.    Compliance with Tax Laws.    The Trustee hereby agrees to comply with all U.S. Federal income tax information reporting and withholding requirements applicable to it with respect to payments of premium (if any) and interest on the Debt Securities, whether acting as Trustee, Registrar, paying agent or otherwise with respect to the Debt Securities.

ARTICLE VIII
CONCERNING THE HOLDERS

        Section 8.01.    Evidence of Action by Holders.    Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in Person or by agent or proxy appointed in writing, by the record of the Holders voting in favor thereof at any meeting of

Holders duly called and held in accordance with the provisions of Section 5.02 or by a combination of such instrument or instruments and any such record of such a meeting of Holders.

        Section 8.02.    Proof of Execution of Instruments and of Holding of Debt Securities.    Subject to the provisions of Sections 7.01, 7.02 and 12.11, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

        The ownership of Debt Securities of any series shall be proved by the Debt Security Register or by a certificate of the Registrar for such series.

        The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

        Section 8.03.    Who May Be Deemed Owner of Debt Securities.    Prior to due presentment for registration of transfer of any Debt Security, the Company, the Trustee, any paying agent and any Registrar may deem and treat the Person in whose name any Debt Security shall be registered upon the books of the Company as the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.03) interest on such Debt Security and for all other purposes, and none of the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debt Security.

        None of the Company, the Trustee, any paying agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Section 8.04.    Instruments Executed by Holders Bind Future Holders.    At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action and subject to the following paragraph, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its corporate trust office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security, and of any Debt Security issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Debt Securities of such series.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Debt Securities entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Debt Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Debt Securities after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the Holders of the percentage in aggregate principal amount of the Debt Securities of such series specified in this Indenture shall have been received within such 120-day period.

ARTICLE IX
SUPPLEMENTAL INDENTURES

        Section 9.01.    Purposes for Which Supplemental Indenture May Be entered into without Consent of Holders.    The Company (when authorized by or pursuant to a Board Resolution) and the Trustee may from time to time and at any time, without the consent of Holders, enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

          (a)   to evidence the succession pursuant to Article X of another Person to the Company or successive successions, and the assumption by the Successor Company (as defined in Section 10.01) of the covenants, agreements and obligations of the Company in this Indenture and in the Debt Securities;

          (b)   to surrender any right or power herein conferred upon the Company, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental Indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default;

          (c)   to cure any ambiguity or omission or to correct or supplement any provision contained herein, in any supplemental Indenture or in any Debt Securities of any series that may be defective or inconsistent with any other provision contained herein, in any supplemental Indenture or in the Debt Securities of such series; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Debt Securities of any series;

          (d)   to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any Indenture supplemental hereto under the TIA as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any Indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the TIA;

          (e)   to comply with Article X;

          (f)    to make any change in Article XIII that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article XIII;

          (g)   to secure any or all of the Debt Securities;

          (h)   to make provisions with respect to conversion or exchange rights of Holders of Debt Securities of any series;

          (i)    to make any change that does not adversely affect the rights of any Holder;

          (j)    to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Debt Securities; provided, however, that any such addition, change or elimination not otherwise permitted under this Section 9.01 shall neither apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor modify the rights of the Holder of any such Debt Security with respect to such provision or shall become effective only when there is no such Debt Security Outstanding;

          (k)   to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

          (l)    to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.05; and

          (m)  to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities (provided that the uncertificated Debt Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Debt Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended).

        The Trustee is hereby authorized to join with the Company in the execution of any such supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Any supplemental Indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

        An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article XIII of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

        After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

        Section 9.02.    Modification of Indenture with Consent of Holders of Debt Securities.    Without notice to any Holder but with the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental Indenture, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may from time to time and at any time enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series; provided, that no such supplemental Indenture, without the consent of the Holders of each Debt Security so affected, shall reduce the percentage in principal amount of Debt Securities of any series whose Holders must consent to an amendment; reduce the rate of or extend the time for payment of interest on any Debt Security; reduce the principal of or extend the Stated Maturity of any Debt Security; reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed in accordance with Article III; change the duration of the maximum consecutive period, if any, that payments of interest on such Debt Securities may be deferred, if applicable; make any change in Article XIII that adversely affects the rights of any Holder under Article XIII; release any security that may have been granted in respect of the Debt Securities; make any change in Section 6.06 or this Section 9.02; or make any change that adversely affects the right to convert or exchange any Debt Security into or for Common Equity or other securities, cash or property in accordance with its terms.

        A supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Debt Securities or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

        Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental Indenture unless such supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article XIII of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

        After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

        Section 9.03.    Effect of Supplemental Indentures.    Upon the execution of any supplemental Indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

        The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental Indenture complies with the provisions of this Article IX.

        Section 9.04.    Debt Securities May Bear Notation of Changes by Supplemental Indentures.    Debt Securities of any series authenticated and delivered after the execution of any supplemental Indenture pursuant to the provisions of this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental Indenture. New Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental Indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debt Securities of such series then Outstanding. Failure to make the appropriate notation or to issue a new Debt Security of such series shall not affect the validity of such amendment.

ARTICLE X
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

        Section 10.01.    Consolidations and Mergers of the Company.    The Company shall not consolidate with or merge with or into any Person, or convey, transfer or lease all or substantially all its assets, unless: (a) either (i) the Company shall be the continuing Person in the case of a merger or (ii) the resulting, surviving or transferee Person if other than the Company (the "Successor Company") shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company shall expressly assume, by an Indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debt Securities according to their tenor, and this Indenture; (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; and (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental Indenture (if any) complies with this Indenture.

        Section 10.02.    Rights and Duties of Successor Company.    In case of any consolidation or merger, or conveyance or transfer of the assets of the Company as an entirety or substantially as an entirety in accordance with Section 10.01, the Successor Company shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under the Indenture and the Debt Securities. The Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of the Successor Company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debt Securities which the Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Debt Securities had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

ARTICLE XI
SATISFACTION AND DISCHARGE OF
INDENTURE; DEFEASANCE; UNCLAIMED MONIES

        Section 11.01.    Applicability of Article.    If, pursuant to Section 2.05, provision is made for the defeasance of Debt Securities of a series, then the provisions of this Article XI relating to defeasance of Debt Securities shall be applicable except as otherwise specified pursuant to Section 2.05 for Debt Securities of such series.

        Section 11.02.    Satisfaction and Discharge of Indenture; Defeasance.

          (a)   If at any time the Company shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered (other than any Debt Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.11 and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.05) or all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal of, and premium, if any, and interest on, such Debt Securities) with respect to the Debt Securities of such series, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

          (b)   Subject to Sections 11.02(c), 11.03 and 11.07, the Company at any time may terminate, with respect to Debt Securities of a particular series, all its obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series ("legal defeasance option") or the operation of Sections 6.01(e), (f), (g) and (j) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(e), (f), (g) and (j) (except to the extent covenants or agreements referenced in such Sections remain applicable).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c)   Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.09, 2.11, 4.02, 4.04, 5.01, 7.06, 7.10, 11.05, 11.06 and 11.07 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Company's obligations in Sections 7.06, 11.05 and 11.06 shall survive.

        Section 11.03.    Conditions of Defeasance.    The Company may exercise its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series only if:

          (a)   the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium, if any, and interest on, the Debt Securities of such series to maturity or redemption, as the case may be;

          (b)   the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due on all the Debt Securities of such series to maturity or redemption, as the case may be;

          (c)   123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(h) or (i) with respect to the Company occurs which is continuing at the end of the period;

          (d)   no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (e)   the deposit does not constitute a default under any other agreement binding on the Company and, is not prohibited by Article XIII;

          (f)    the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (g)   in the event of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from the Internal Revenue Service a ruling, or since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case of the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (h)   in the event of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (i)    the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by this Article XI have been complied with.

        Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Debt Securities of such series at a future date in accordance with Article III.

        Section 11.04.    Application of Trust Money.    The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations through any paying agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Debt Securities of the defeased series. Money and securities so held in trust are not subject to Article XIII.

        Section 11.05.    Repayment to Company.    The Trustee and any paying agent shall promptly turn over to the Company, upon request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and any paying agent shall pay to the Company, upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Holders entitled to such money must look to the Company for payment as general creditors.

        Section 11.06.    Indemnity for U.S. Government Obligations.    The Company shall pay and shall indemnify the Trustee and the Holders against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

        Section 11.07.    Reinstatement.    If the Trustee or any paying agent is unable to apply any money or U.S. Government Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debt Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or any paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article XI, provided however, that if the Company makes any payment of principal of, any premium or Interest on or with respect to any such Debt Security following reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Debt Securities to receive such payment from the money so held in trust.

ARTICLE XII
MISCELLANEOUS PROVISIONS

        Section 12.01.    Successors and Assigns of Company Bound by Indenture.    All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

        Section 12.02.    Acts of Board, Committee or Officer of Successor Company Valid.    Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Successor Company.

        Section 12.03.    Required Notices or Demands.    Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by registered or certified mail (return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

    If to the Company:

      Bill Barrett Corporation
      1099 18th Street
      Suite 2300
      Denver, CO 80202
      Attention: General Counsel

    If to the Trustee:

      Deutsche Bank Trust Company Americas
      60 Wall Street
      New York, NY 10005
      Attention: Trust and Securities Services

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; on the first Business Day on or after being sent, if telecopied and the sender receives confirmation of successful transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice required or permitted to a Holder pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Debt Security Register. Any report pursuant to Section 313 of the TIA shall be transmitted in compliance with subsection (c) therein.

        Notwithstanding the foregoing, any notice to Holders of Floating Rate Debt Securities regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 2.05, shall be sufficiently given if given in the manner specified pursuant to Section 2.05.

        In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

        In the event of suspension of publication of any Authorized Newspaper or by reason of any other cause it shall be impracticable to give notice by publication, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

        Failure to mail a notice or communication to a Holder or any defect in it or any defect in any notice by publication as to a Holder shall not affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed or published in the manner provided above, it is conclusively presumed duly given.

        Section 12.04.    Indenture and Debt Securities to be Construed in accordance with the Laws of the State of New York.    This Indenture, each Debt Security shall be deemed to be New York contracts, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

        Section 12.05.    Officers' Certificate and Opinion of Counsel to be Furnished Upon Application or Demand by the Company.    Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

        Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

        Section 12.06.    Payments Due on Legal Holidays.    In any case where the date of maturity of interest on or principal of and premium, if any, on the Debt Securities of a series or the date fixed for redemption or repayment of any Debt Security or the making of any sinking fund payment shall not be a business day at any Place of Payment for the Debt Securities of such series, then payment of interest or principal and premium, if any, or the making of such sinking fund payment need not be made on such date at such Place of Payment, but may be made on the next succeeding business day at such Place of Payment with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date. If a record date is not a business day, the record date shall not be affected.

        Section 12.07.    Provisions Required by TIA to Control.    If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the TIA, such required provision shall control.

        Section 12.08.    Computation of Interest on Debt Securities.    Interest, if any, on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except as may otherwise be provided pursuant to Section 2.05.

        Section 12.09.    Rules by Trustee, Paying Agent and Registrar.    The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and any paying agent may make reasonable rules for their functions.

        Section 12.10.    No Recourse against Others.    An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debt Securities, or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debt Security or Coupon, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.

        Section 12.11.    Severability.    In case any provision in this Indenture or the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 12.12.    Effect of Headings.    The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 12.13.    Indenture may be Executed in Counterparts.    This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE XIII
SUBORDINATION OF DEBT SECURITIES

        Section 13.01.    Agreement to Subordinate.

        Each Holder by accepting a Debt Security agrees that the Indebtedness evidenced by such Debt Security is subordinated in right of payment, to the extent and in the manner provided in this Article XIII, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. All provisions of this Article XIII shall be subject to Section 13.12.

        Section 13.02.    Liquidation, Dissolution, Bankruptcy.    Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (a)   holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against the Company in such bankruptcy proceeding) before Holders of Debt Securities shall be entitled to receive any payment of principal of, or premium, if any, or interest on, the Debt Securities; and

          (b)   until the Senior Indebtedness is paid in full, any distribution to which Holders of Debt Securities would be entitled but for this Article XIII shall be made to holders of Senior Indebtedness as their interests may appear, except that such Holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Debt Securities.

        Section 13.03.    Default on Senior Indebtedness.    The Company may not pay the principal of, or premium, if any, or interest on, the Debt Securities or make any deposit pursuant to Article XI and may not repurchase, redeem or otherwise retire (except, in the case of Debt Securities that provide for a mandatory sinking fund pursuant to Section 3.05, by the delivery of Debt Securities by the Company to the Trustee pursuant to the first paragraph of Section 3.06) any Debt Securities (collectively, "pay the Debt Securities") if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Debt Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Debt Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 13.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Debt Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided, further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 13.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        Section 13.04.    Acceleration of Payment of Debt Securities.    If payment of the Debt Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

        Section 13.05.    When Distribution must be Paid Over.    If a distribution is made to Holders of Debt Securities that because of this Article XIII should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

        Section 13.06.    Subrogation.    After all Senior Indebtedness is paid in full and until the Debt Securities are paid in full, Holders thereof shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article XIII to holders of Senior Indebtedness which otherwise would have been made to Holders of Debt Securities is not, as between the Company and such Holders, a payment by the Company on Senior Indebtedness.

        Section 13.07.    Relative Rights.    This Article XIII defines the relative rights of Holders of Debt Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (a)   impair, as between the Company and Holders of Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Debt Securities in accordance with their terms; or

          (b)   prevent the Trustee or any Holder of Debt Securities from exercising its respective available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Debt Securities.

        Section 13.08.    Subordination may not be Impaired by Company.    No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Debt Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

        Section 13.09.    Rights of Trustee and Paying Agent.    Notwithstanding Section 13.03, the Trustee or any paying agent may continue to make payments on Debt Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two business days prior to the date of such payment, a responsible officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article XIII. The Company, the Registrar, any paying agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice on behalf of the Holders of the Senior Indebtedness of that issue.

        The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and any paying agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

        Section 13.10.    Distribution or Notice to Representative.    Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

        Section 13.11.    Article XIII Not to Prevent Defaults or Limit Right to Accelerate.    The failure to make a payment pursuant to the Debt Securities by reason of any provision in this Article XIII shall not be construed as preventing the occurrence of a Default. Nothing in this Article XIII shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of either the Debt Securities.

        Section 13.12.    Trust Monies not Subordinated.    Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article XI by the Trustee for the payment of principal of, and premium, if any, and interest on, the Debt Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article XIII, and none of the Holders thereof shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

        Section 13.13.    Trustee Entitled to Rely.    Upon any payment or distribution pursuant to this Article XIII, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending, upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to such Holders or upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XIII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XIII.

        Section 13.14.    Trustee to Effectuate Subordination.    Each Holder by accepting a Debt Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Debt Securities and the holders of Senior Indebtedness as provided in this Article XIII and appoints the Trustee as attorney-in-fact for any and all such purposes.

        Section 13.15.    Trustee not Fiduciary for Holders of Senior Indebtedness.    The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Debt Securities or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

        Section 13.16.    Reliance by holders of Senior Indebtedness on Subordination Provisions.    Each Holder by accepting a Debt Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Debt Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

        The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

BILL BARRETT CORPORATION
By:
Name:
Title:
DEUTSCHE BANK CORPORATE TRUST AMERICAS, as Trustee
By:
Name:
Title:

QuickLinks

  Exhibit 4.9